                                                                   EXHIBIT 10.22

              ___________________________________________________



                                     LEASE


              ___________________________________________________



              LANDLORD:  NORDX/CDT, INC.

              TENANT:    NORTHERN TELECOM LIMITED

              PREMISES:  700 Gardiners Road, Kingston, Ontario

     AGREEMENT OF LEASE made as of the 2nd day of February l996

Between:          NORDX/CDT, INC., a Canadian corporation

                  (hereinafter called the "Landlord")

And:              NORTHERN TELECOM LIMITED, a Canadian corporation

                  (hereinafter called the "Tenant")



                                   SECTION I

                                  DEFINITIONS
                                  -----------

     In this Lease,

"APPLICABLE LAWS" means all statutes, laws, by-laws, regulations, ordinances and requirements of governmental or other public authorities having jurisdiction and any applicable regulation or order of the Canadian Fire Underwriters' Association or any body having similar functions, or of any fire insurance company by which the Landlord or the Tenant may be insured, and all amendments thereto at any time and from time to time in force which are applicable in the circumstances;

"ASSET PURCHASE AGREEMENT" means the asset purchase Agreement dated December 19, 1995 among Cable Design Technologies Corporation, the Landlord (formerly Cable Design Technologies (CDT) Canada Inc.) and the Tenant;

"ARCHITECT" means the third party architect or engineer named by the Landlord from time to time;

"ASSET PURCHASE AGREEMENT" means the Asset Purchase Agreement by and among the parties and Cable Design Technologies Corporation, made as of December 19, 1995;

"BASIC RENT" means the rent payable by the Tenant pursuant to section 4.1;

"BUILDING" means the building and all improvements, facilities and appurtenances situate on the Lands, municipally known as 700 Gardiners Road, Kingston, Ontario, and having a gross rentable area of approximately five hundred and twenty-eight thousand (528,000) square feet;

"BUSINESS" shall have the same meaning as in the Asset Purchase Agreement but restricted to the Business carried on or about the Property;

"CLOSING DATE" shall have the same meaning as in the Asset Purchase Agreement;

"COMMENCEMENT DATE" shall have the meaning ascribed thereto in section 3.1;

"COMMON AREAS AND FACILITIES" means those common areas and facilities which serve the Building including, without limitation, the landscaped areas, parking areas, common corridors, halls, stairways and passageways, common lavatories, cafeteria area and such other areas and facilities which are designated from time to time by the Landlord (but in a way not to obstruct Tenant's use of the Leased Premises) for

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the common use and enjoyment or benefit of the Tenant and the Landlord, their employees, agents and invitees;

"ENVIRONMENTAL LAWS" means all applicable foreign, federal, provincial, municipal or local statutes, regulations or by-laws, common law, and orders of any Government Entity, to the extent relating to the Environment but in each case solely to the extent having the force of law;

"INITIAL TERM" means the period specified in section 3.1;

"LANDS" means the lands owned by the Landlord on which the Building is situated, being those Parts of Lots 10, 11, and 12, Concession 2, in the Township of Kingston, in the County of Frontenac, designated as Part I on Reference Plan 13R-13052;

"LEASE" means this lease as it may be amended from time in accordance with the provisions hereof;

"LEASED PREMISES" means the premises leased to the Tenant under this Lease, and described in section 2.1;

"PROPERTY" means the Lands and Building;

"RENT" means Basic Rent; and

"TERM" means the Initial Term as it may be extended or renewed by the Tenant or earlier terminated in accordance with the provisions hereof.

     Capitalized terms used herein which are not defined in this Lease but which are defined in the Asset Purchase Agreement shall have the same meaning as in the Asset Purchase Agreement.


                                   SECTION 2

                                LEASED PREMISES
                                ---------------

2.1  DEMISE OF LEASED PREMISES
     -------------------------

     The Landlord hereby leases to the Tenant hereby accepting, upon the terms and conditions herein contained, that portion of the Building shown cross-hatched on the floor plan attached as Schedule A hereto (the "Leased Premises") having a gross rentable area of sixty one thousand, four hundred (61,400) square feet, it being acknowledged that such rentable area includes the Tenant's proportionate share of the Common Areas and Facilities.

2.2  SEPARATION OF LEASED PREMISES, CONDITION
     ----------------------------------------

     The Tenant acknowledges having examined the Building and the Leased Premises and accepts same in their actual "as is" condition.

     The parties acknowledge that the Leased Premises are currently separated from the remainder of the premises in the Building.

2.3 COMMON AREAS AND FACILITIES
    ---------------------------

    Subject to the Landlord's security procedures, the Landlord hereby grants to the Tenant, its employees, agents, visitors and other persons transacting business with it, in common with Landlord, the right to use the Common Areas and Facilities including the parking lot, washrooms, cafeteria and shipping area, for their intended purpose.


                                   SECTION 3

                                     TERM
                                     ----

3.1 INITIAL TERM
    ------------

    The initial term of this Lease (the "Initial Term") shall commence on the day following the Closing Date ("Commencement Date") and terminate on June 30, 1996.

3.2 RENEWAL TERMS
    -------------

    The Tenant shall have the option to renew the Lease for three (3) successive periods of one (1) month each upon the same terms and conditions as contained herein, except that the Basic Rent shall be as set forth in section 4. 1. The Tenant may exercise each renewal option by giving written notice to the Landlord at least thirty (30) days prior to the beginning of each Renewal Tenn, failing which the option to renew shall be null and void.


                                   SECTION 4

                                     RENT
                                     ----

4.1 RENT
    ----

    The Tenant covenants to pay to the Landlord as rent (the "Basic Rent") for the Leased Premises during the Initial Term, Seven Hundred and Seventy Six Thousand Dollars ($776,000.00) per annum, in equal monthly installments of Sixty Four Thousand, Six Hundred and Sixty Six Dollars and Sixty Seven Cents ($64,666.67) payable in advance on the first day of each month during the Initial Term.

    The Basic Rent for each Renewal Period shall be Sixty Four Thousand, Six Hundred and Sixty Six Dollars and Sixty Seven Cents ($64,666.67) payable in advance on the first day of the month during each Renewal Period.

4.2 PAYMENT OF RENT
    ---------------

    All payments by the Tenant to the Landlord, of whatsoever nature, required or contemplated by this Lease shall be made when due hereunder, without prior demand therefor and without any abatement, compensation, set-off or deduction whatsoever (except for any abatement under section 1 1 of this Lease), at the office of the Landlord as set out in section 15.2 or at such other address as the Landlord may designate from time to time to the Tenant and in lawful money of Canada.

                                   SECTION 5

                                USE OF PREMISES
                                ---------------

5.1 PERMITTED USE
    -------------

    The Tenant covenants to use the Leased Premises only for the purposes of offices, warehousing, manufacturing, and related uses to carry on business substantially the same as that carried on by the Tenant immediately prior to the Commencement Date.

5.2 COMPLIANCE WITH LAWS
    --------------------

    The Tenant shall, at its expense, promptly comply with and conform to all Applicable Laws including Environmental Laws affecting the Leased Premises and the business carried on therein.

5.3 RULES AND REGULATIONS
    ---------------------

    The Landlord shall have the right to make (after prior consultation with the Tenant) such reasonable rules and regulations as it considers necessary or desirable related to the operation, maintenance, security or safety in respect of Building and Lands including the Leased Premises. Such rules and regulations shall not be amended without the consent of the Tenant, such consent not to be unreasonably withheld. The Tenant shall comply, and cause every person over whom it has control to comply, with such rules and regulations.


                                   SECTION 6

                            UTILITIES AND SERVICES
                            ----------------------

    The Landlord shall, subject to interruption beyond its control, provide and permit the Tenant to use the electricity, domestic water, sewage disposal and other utility services serving the Building, at no additional cost and provided that the Tenant uses said services for the purpose for which they are intended.

    The Landlord shall heat and air condition the Leased Premises to a reasonable temperature at the appropriate times of the year.

    The Landlord shall consult with and cooperate with the Tenant in respect of all services provided to the Leased Premises.


                                   SECTION 7

                            MAINTENANCE AND REPAIR
                            ----------------------

7.1 LANDLORD'S OBLIGATIONS
    ----------------------

    Except to the extent the Tenant is responsible therefor as provided in the Lease or the Asset Purchase Agreement, the Landlord shall, at its expense and in compliance with Applicable Laws including Environmental Laws, maintain the Lands and Building including the Leased Premises and all Common Areas and Facilities in a good state of repair. Without limiting the generality of the foregoing, the

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Landlord shall effect all necessary structural repairs and repairs and maintenance to the roof, the heating, air conditioning, electrical, plumbing and sprinkler systems.

7.2  TENANT'S OBLIGATIONS
     --------------------

     The Tenant shall, at its expense, maintain the Leased Premises and all leasehold improvements added by the Tenant during the Term in the Leased Premises in a good state of repair, reasonable wear and tear, damage by fire and other insured perils excepted; provided that the Tenant shall be responsible for any maintenance or repairs to the Lands or the Building caused as a result of the acts or negligence of the Tenant, its employees, agents or invitees, and provided further that Tenant shall be responsible for the cost of all interior decorations, fixtures, carpeting and any improvements in the Leased Premises as may be required by the Tenant.


                                   SECTION 8

                                  ALTERATIONS
                                  -----------

     The Tenant may, at its sole expense, and with the prior written consent of the Landlord, not to be unreasonably withheld or delayed, make such changes, alterations and additions in the Leased Premises which it may reasonably require from time to time for the conduct of its business, provided that such work is performed in a good and workmanlike manner, subject to the reasonable regulation and supervision of the Landlord and at such time or times, as required by the Landlord, acting reasonably, and in any event in such a manner so as to minimize any disruption to the Landlord's operations at the Building. At the expiry of the Term, the Tenant will remove all the Tenant's assets, including, without limitation, leasehold improvements and the Tenant shall restore the Leased Premises at its sole cost and expense to their condition at the Commencement Date, reasonable wear and tear excepted.


                                   SECTION 9

                             SUBLET AND ASSIGNMENT
                             ---------------------

     The Tenant shall not have any right to assign the Lease or sublet all or any part of the Leased Premises.


                                  SECTION 10

                             INSURANCE, LIABILITY
                             --------------------

10.1 LANDLORD'S INSURANCE
     --------------------

     The Landlord shall maintain throughout the Term:

(a) "all risks" property insurance upon the Building and all property owned therein by the Landlord (other than leasehold improvements effected in respect of the Leased Premises);

(b) comprehensive general liability insurance with a limit of not less than Five Million Dollars ($5,000,000) per occurrence with respect to injuries to or death of persons and damage to tangible property; and

(c)  broad form boiler and machinery insurance.

     The Landlord waives any right of recovery against the Tenant, its employees and agents for any loss or damage caused by or resulting from the perils to be insured against under paragraph (a) above and covenants to have its insurers waive all rights of recovery against the Tenant for any such loss.

10.2 Tenant's Insurance

     The Tenant shall maintain throughout the Term:

(a) "all risks" property insurance in respect of all property of the Tenant, moveable and immovable, located in or about the Leased Premises; and

(b) comprehensive general liability insurance with a limit of not less than Five Million Dollars ($5,000,000) per occurrence for its operations with respect to injuries to or death of persons and damage to tangible property.

     The Tenant waives any right of recovery against the Landlord, its employees and agents for any loss or damage caused by or resulting from the perils to be insured against under paragraph (a) above and covenants to have its insurers waive all rights of recovery against the Landlord for any such loss.

     The insurance described in paragraph (b) above shall name the Landlord as an additional insured.

     The Tenant shall, on request, provide to the Landlord certificates evidencing the insurance described above.

10.3 LIMITATION OF LIABILITY
     -----------------------

     Unless caused by the negligence of a party, its employees or agents, such party shall not be liable for

(a) any damage to or destruction or loss of the other party, its employees or agents or any property in the Building or the Leased Premises; or

(b) any bodily injury (including death), personal injury, damages for personal discomfort sustained by either party, its employees or agents.

     In no circumstances (including negligence of a party, its employees or agents) shall such party be liable for any indirect or consequential damages sustained by the other party, its employees, agents or visitors.

                                  SECTION 11

                             DAMAGE OR DESTRUCTION
                             ---------------------

     If during the Term, the Building or the Leased Premises shall be damaged by fire, lightning, tempest, impact of aircraft, acts of God or the Queen's enemies, riots, insurrections or explosion or other similar cause, the following provisions shall have effect:

(a) if, in the opinion of the Architect, the Leased Premises are fit for tenancy in whole, the Lease shall continue in full force and effect without abatement or diminution of any Rent, provided that the Landlord will have no obligation to reconstruct, rebuild or repair any damage to the Building;

(b) if, in the opinion of the Architect, the Leased Premises are rendered partly unfit for tenancy, this Lease shall continue in full force and effect, except that the Rent will abate to the extent the Architect determines that the Leased Premises cannot reasonably be used for their intended purposes, provided that the Landlord will have no obligation to reconstruct, rebuild or repair any damage to the Building;

(c) if the Landlord determines that the Leased Premises are rendered wholly unfit for tenancy, this Lease shall, unless otherwise agreed between the parties, be terminated with effect from the date of damage or destruction.


                                  SECTION 12

                        RIGHT OF INSPECTION AND REPAIR
                        ------------------------------

     The Tenant agrees to permit the Landlord, its employees or agents, upon prior notice (except in case of emergency), to enter upon the Leased Premises at any time and from time to time, for the purposes of (i) inspecting and making necessary repairs, alterations or improvements to the Leased Premises or to the Building and (ii) showing the Leased Premises to prospective purchasers or lessees. The Landlord covenants to act in a reasonable manner and to use all due diligence in the exercise of its rights hereunder. The Tenant shall not be entitled to any compensation for any inconvenience, nuisance or discomfort occasioned thereby unless the Tenant is prevented from carrying on its business in the Leased Premises.


                                  SECTION 13

                                    DEFAULT
                                    -------

     If the Tenant shall be in default of any of its covenants hereunder, the Landlord shall give to the Tenant notice in writing stating that the said default is to be remedied and that if such default is not remedied by the Tenant within thirty (30) days after the receipt of such notice, or such longer period as may be reasonably necessary in view of the nature of the default, the Landlord may, at its option, enter either into and upon the said Leased Premises or any part thereof in the name of the whole, and this Lease shall be terminated, or the Landlord itself may take such steps and do or cause to be done such things as may be necessary to remedy and correct such defaults and may thereupon charge its total reasonable costs and expenses incurred in respect thereof to the Tenant who hereby covenants and agrees to pay the same forthwith and the Tenant hereby covenants that any and all such costs and expenses incurred by the Landlord and unpaid by the Tenant shall be recoverable by the Landlord as if the same were and in the same manner as rental reserved and in arrears under the terms of this Lease.


                                  SECTION 14

                              SPECIAL PROVISIONS
                              ------------------

14.1  PARKING
      -------

      The Tenant shall have access to and use of, in common with other occupants of the Building, the parking areas associated with the Building.

      The Landlord shall cooperate with the Tenant to provide an appropriate number of reserved and visitor parking spaces.

14.2  SECURITY
      --------

      The Tenant shall comply with security measures in place for the Building. The Landlord shall consult with Tenant in the establishment or changes to such requirements for the Building including the Leased Premises, provided that any special requirements of the Landlord or the Tenant shall be at such party's costs.

14.3  SHIPPING AND RECEIVING
      ----------------------

      During the Term, the Tenant shall have the non-exclusive right to use the shipping and receiving facilities located in the Building. The Landlord shall cooperate with the Tenant so as to provide satisfactory shipping and receiving services to the Leased Premises. The Tenant shall use the shipping and receiving facilities in such a manner so as to minimize any disruption to the Landlord's operations at the Building.

14.4  SIGNAGE
      -------

      The Tenant shall have the right to install, at its own expense, its signage at the entrance of the Leased Premises, subject to the Landlord's reasonable approval.

14.5  CAFETERIA
      ---------

      The Tenant's employees and visitors shall have the use of the cafeteria during its normal business hours. The Tenant shall pay its proportionate share (based on headcount) of any subsidies granted by the Landlord to the cafeteria operator, within ten (10) days of receipt of an invoice therefor from the Landlord.

14.6  JANITORIAL SERVICES
      -------------------

      The Landlord shall provide janitorial services to the Building and the Leased Premises, provided that any special requirements of the Tenant shall be at its sole cost.

14.7  MAIL, COURIER SERVICE
      ---------------------

      The Landlord shall provide receiving and sorting services for incoming mail and courier to the Building and Leased Premises. The Tenant shall provide for itself as required outgoing mail and courier service.

14.8  HVAC, ELECTRICAL EQUIPMENT
      --------------------------

      The Landlord shall be responsible for the operation, maintenance and repair of all HVAC, mechanical and electrical equipment in or serving the Building. Any such equipment installed by the Tenant after the Commencement Date shall be the Tenant's responsibility.

14.9  OTHER SERVICES
      --------------

      The Landlord shall provide building and land maintenance and repair services, as well as main lobby reception and 24 hour security services in respect of the Building and the Leased Premises. The Tenant shall provide the following services for itself as required: (i) shipping and receiving, (ii) telephone service and maintenance; and (iii) medical services.


                                  SECTION 15

                                 MISCELLANEOUS
                                 -------------

15.1  WAIVER
      ------

      The failure of the Landlord or the Tenant to insist upon the strict performance of any covenants and conditions hereof shall not operate as a waiver of the Landlord's or the Tenant's rights hereunder in respect of any continuing or subsequent nonperformance and no waiver shall be inferred from or implied by anything done or omitted by the Landlord or the Tenant, save only an express waiver in writing.

15.2  NOTICES
      -------

      All demands, notices or communications and reports provided for in this Lease will be in writing and will be either sent by facsimile with confirmation to the number specified below or personally delivered or sent by reputable overnight courier service (delivery charges prepaid) to the other party at the address specified below, or at such address, to the attention of such other person, and with such other copy, as the recipient party has specified by prior written notice to the sending party pursuant to the provisions of this section 15.2.

If to Tenant at:

        Northern Telecom United
        3 Robert Speck Parkway
        Mississauga, Ontario, Canada L4Z 3C8
        Telecopy:  (905) 566-3457
        Attn: A. J. Lafleur,
        Vice President and Associate General Counsel
with copies, which do not constitute notice, to:
-----------------------------------------------

        Northern Telecom Limited
        2920 Matheson Blvd. East.
        Mississauga, Ontario, Canada L4W 4M7
        Telecopy:  (905) 238-7096
        Attn: Martin A. Macdonald
        Director of Real Estate

If to Landlord at:

        Cable Design Technologies Corporation
        661 Andersen Drive, Foster Plaza 7
        Pittsburgh, PA 15220
        Telecopy:  (412) 937-9690
        Attn:  Paul M. Olson
        Chief Executive Officer

        and

        Nordx/CDT, Inc.
        700 Gardiners Road
        Kingston, Ontario
        K7M 3Y1

with copies, which do not constitute notice, to:
-----------------------------------------------

        Kirkland & Ellis
        Citicorp Center
        153 East 53rd Street
        New York, NY 10022-4675
        Telecopy:  (212) 446-4900
        Attn: Charles B. Fromm

        Any such demand, notice, communication or report will be deemed to have been given pursuant to this Agreement when delivered personally or by means other than facsimile or overnight courier, when confirmed if by facsimile or on the business day after deposit with a reputable overnight courier service, as the case may be.

15.3.   ENTIRE AGREEMENT
        ----------------

        This Lease constitutes the entire agreement between the Landlord and the Tenant with respect to the Leased Premises and may not be modified except by subsequent agreement in writing duly signed by the Landlord and the Tenant. Neither the Landlord nor the Tenant shall be bound by any representation, warranty, promise or agreement not contained in this Lease.

15.4    FORCE MAJEURE
        -------------

        Except as provided in section I 1, if and to the extent that any party shall be prevented, delayed or restricted by reason of an act of God, strikes or other labour disputes, or any other cause beyond the reasonable control of the party affected thereby, in the fulfillment of any obligation hereunder, then such party shall be deemed not to be in default in the performance of such covenant or obligation and any period necessary for the performance of such obligation shall be extended accordingly, and the Tenant shall not be entitled to compensation for any loss, inconvenience, nuisance or discomfort thereby occasioned, provided that in no event will the Tenant be relieved of its obligation to pay Rent as it becomes due.

15.5 HEADINGS
     --------

     The headings used in this Lease are for purposes of reference only and will not affect the meaning or interpretation of any provisions of this Lease.

15.6 INTEREST ON ARREARS
     -------------------

     If the Tenant fails to pay Rent when due, the Tenant shall pay interest on the unpaid amount from the due date until the date paid at the annual rate equal to The Royal Bank of Canada's reference rate of interest then in effect for commercial loans in Canada and commonly referred to by such bank as its Canadian "prime rate", plus two percent (2%), without prejudice to and in addition to any other remedy available to the Landlord under this Lease or at law.

15.7 HOLDING OVER
     ------------

     If at the expiration or earlier termination of the Term, the Tenant shall remain in possession without any further written agreement it shall be as a monthly tenant only. In such event, the Rent payable for each month thereafter shall be equal to one hundred and fifty percent (150%) of the Rent payable for the month immediately prior to the expiration of the Term, and all other terms and conditions of this Lease shall remain the same.

15.8 GOVERNING LAW
     -------------

     This Lease shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

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IN WITNESS WHEREOF the parties have executed this Agreement of Lease as of the date first written above.

                                    NORTHERN TELECOM LIMITED



                                    Per:   /s/Anthony J. Lafleur
                                         --------------------------
                                           Anthony J. Lafleur
                                           Vice-President and Associate
                                           General Counsel



                                    Per:   /s/Peter G. Kastner
                                         --------------------------
                                           Peter G. Kastner
                                           Assistant Vice-President
                                           Financial Planning & Analysis


                                    NORDX/CDT, INC. (FORMERLY CABLE DESIGN
                                    TECHNOLOGIES (CDT) CANADA INC.)


                                    Per:   /s/Kenneth O. Hale
                                         --------------------------
                                           Kenneth O. Hale
                                           Vice-President

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